                                 EXHIBIT 21.01

                          CONSOLIDATED PRODUCTS, INC.


                                                      STATE OF
 WHOLLY-OWNED SUBSIDIARIES                          INCORPORATION

 Steak n Shake, Inc.                                   Indiana

 Consolidated Specialty Restaurants, Inc.              Indiana

 SNS Investment Company                                Indiana















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